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                                                                   Exhibit 10.42

                       MANAGEMENT STOCK PURCHASE AGREEMENT


         THIS MANAGEMENT STOCK PURCHASE AGREEMENT (this "Agreement") is made as of December 30, 1999 (the "Effective Date") between Investcorp Werner Holdings L.P., a Cayman Islands corporation ("IWH"), Werner Holding Co. (PA), Inc., a Pennsylvania corporation (the "Company"), and the individual signatory hereto ("Buyer").

                                 R E C I T A L S

         A. Buyer is an employee of the Company or a Subsidiary (as defined herein) and desires to acquire an equity interest in the Company.

         B. The Company is willing to sell to Buyer shares of Class C Stock, $0.01 par value, of the Company ("Class C Stock") subject to the terms and conditions of this Agreement.

                                   AGREEMENTS

         1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

                  "Act" means the Securities Act of 1933, as amended.

                  "Agreement" means this Management Stock Purchase Agreement.

                  "Approved Sale" means a transaction or a series of related transactions which results in a BONA FIDE, unaffiliated change of economic beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company or a Subsidiary, the sale of the assets of the Company, or a merger or consolidation (other than a sale of stock by an Initial Stockholder to another Initial Stockholder, an affiliate thereof, or a non-U.S. entity with respect to which an Initial Stockholder or an affiliate thereof has an administrative relationship).

                  "Articles of Incorporation" means the Restated Articles of Incorporation of the Company, as amended from time to time.

                  "Buyer" is defined in the preamble.

                  "Cause" has the meaning set forth in the Employment Agreement.

                  "Class C Stock" is defined in recital C.

                  "Closing Date" means November 24, 1997.

                  "Company" is defined in the preamble.

                  "Cost" means $2,421.29 per share.




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               "Permanent Disability" has the meaning set forth in the
Employment Agreement.

               "Effective Date" is defined in the preamble.

               "Employment Agreement" means the Employment Agreement between Buyer and Werner Co., a subsidiary of the Company dated as of May 26, 1999, as amended from time to time.

               "Endorsed Certificate" is defined in Section 4(a).

               "Fair Market Value" means the value of a Share, as of the Termination Date, determined pursuant to Section 4(d).

               "Fiscal Year" means the fiscal year of the Company.

               "Good Reason" has the meaning set forth in the Employment Agreement.

               "Initial Public Offering" means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System, or is traded or quoted on any other national stock exchange or national securities system.

               "Initial Stockholders" means the shareholders of the Company who became shareholders as of the Closing Date (other than any such shareholders who are also employees of the Company or were shareholders of the Company prior to the Closing Date) and any transferees of such shareholders prior to an Approved Sale or an Initial Public Offering.

               "IWH" is defined in the preamble.

               "permitted transferee" is defined in Section 3.

               "person" means an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

               "Put Period" and "Put Right" are defined in Section 4(b).

               "Repurchase Period" and "Repurchase Right" are defined in Section 4(a).

               "Retirement" means age 65.

               "Shares" is defined in Section 2.

               "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights





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or (ii) rights to capital or profits.

               "Termination Date" means the date on which Buyer ceases to be employed by the Company for any reason.

             2. PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions hereof, the Company hereby issues and sells to Buyer 725 shares of Class C Stock of the Company (the "Shares") against payment therefor of $2,421.29 cash per share.

             3. RESTRICTIONS ON TRANSFERS OF SHARES; PERMITTED TRANSFEREES. Prior to 180 days following an Initial Public Offering, the Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that Buyer may transfer the Shares (i) to his or her spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of Buyer or his or her spouse, child or heir or to a partnership the partners of which consist solely of the Buyer and/or his or her spouse, child, heir and/or successor (a "permitted transferee"), or (ii) pursuant to Section 4 hereof or Sections 4, 5 or 6 of
Article IV of the Articles of Incorporation. Buyer and the Company agree that the provisions of Section 4 of Article IV of the Articles of Incorporation shall apply to the Shares even though such provisions by their terms apply only to Class A and Class B shares. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Shares, and for purposes of Sections 4, 5, and 6, the rights and obligations relating to Shares owned by Buyer shall extend as well to Shares owned by permitted transferees of Buyer and, unless the context otherwise requires, each reference to Buyer in said Sections shall encompass also permitted transferees of Buyer. The stock certificates issued to evidence Shares hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

             4.   REPURCHASE OF SHARES.

                  (a) In the event that Buyer ceases to be employed by the Company for any reason prior to an Initial Public Offering or Approved Sale, the Company, during the sixty (60) days following the Termination Date (subject to Section 4(e))the "Repurchase Period"), shall have the right to purchase all, but not less than all, of the Shares which have been beneficially owned by Buyer for a period of at least six (6) months (the Repurchase Right"). The purchase price for each Share shall equal Fair Market Value, or, if Buyer resigns without Good Reason prior to January 1, 2002 or is terminated for Cause at any time, the lower of Fair Market Value or Cost. If the Company elects to purchase the Shares, it shall notify Buyer at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by the Company within thirty (30) days after the end of the Repurchase Period, provided that Buyer has presented to the Company a stock certificate evidencing the Shares duly endorsed for transfer (the "Endorsed Certificate"). If Buyer fails to deliver the Endorsed Certificate, the Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price to Buyer or his or her permitted transferee or (ii) notice to Buyer or such permitted transferee that the Company is holding the purchase price for the account of Buyer or such permitted transferee, and upon such payment or notice Buyer and such permitted transferee will have no further rights in or to such Shares. the Company may assign its rights




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under this Section 4(a) IWH or to an affiliate of the Company. If the Shares are not purchased pursuant to Section 4(a) or 4(b), the restrictions on transfer thereof contained in this Agreement shall terminate and be of no further force and effect.

                  (b) If Buyer's employment by the Company is terminated prior to an Initial Public Offering or an Approved Sale (i) by the Company without Cause or by Buyer for any reason; (ii) due to Buyer's Retirement, death or Permanent Disability; or (iii) by the Company with Cause after January 1, 2002, Buyer or his or her representative, during the 120 days following the Termination Date (subject to Section 4(e), the "Put Period"), shall have the right (the "Put Right") to require IWH to purchase all, but not less than all, of the Shares then owned by Buyer, unless, by the thirtieth (30th) day after IWH and the Company have received notice of Buyer's election to exercise the Put Right, the Company has notified Buyer and IWH of its election, exercisable in the discretion of the Company, to purchase the Shares on the same terms as such Shares were to be purchased by IWH, in which case the Shares will be acquired by the Company. The purchase price shall be at Fair Market Value, unless the employment of Buyer is terminated for any reason other than Cause, Good Reason, Retirement, death, or Permanent Disability prior to January 1, 2002 and Buyer exercises the Put Right prior to such date, in which case the purchase price will be the lower of Fair Market Value or Cost. The purchase price shall be paid in cash at a time set by the Company or IWH, as applicable, within thirty (30) days after the end of the Put Period, provided that IWH or the Company, as the case may be, need not pay the purchase price until such later time that Buyer presents to the Company or IWH, as applicable, the Endorsed Certificate.

                  (c) The Fair Market Value of Shares to be purchased by the Company or IWH, as the case may be, hereunder shall be determined in good faith by the Company's Board of Directors. The Board of Directors shall make its determination of Fair Market Value annually (the "Annual Valuation") promptly after the completion of the Company's audited financial statements for the year then completed and such determination shall remain in effect until the Board of Directors makes the next Annual Valuation. Notwithstanding the foregoing, if the Board of Directors or an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value subsequent to an Annual Valuation, such subsequent determination shall supersede the Annual Valuation then in effect and shall establish the Fair Market Value until the next Annual Valuation. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority interest or lack of liquidity of the Shares or similar discount). If such determination of the Fair Market Value is challenged by Buyer, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value as of the date of valuation referenced in the Annual Valuation or a subsequent determination. The investment banker's or appraiser's determination shall be conclusive and binding on the Company and Buyer. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by such investment banker or appraiser is less than 115% of the determination challenged by the Buyer, in which case Buyer shall promptly pay or reimburse the Company for half of such costs. If Buyer and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and the two shall choose a third investment banker or appraiser who shall establish the Fair Market





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Value. Notwithstanding the foregoing, the Company shall obtain valuation of all of its common stock at least once annually for purposes of Buyer's estate and gift planning; provided, however, that such valuation is not binding on the Board of Directors for purposes of determining Fair Market Value.

                  (d) Buyer shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he continues to be employed by the Company or a Subsidiary, or by a company of which the Company is a Subsidiary.

                  (e) In the event that, on the Termination Date, any Shares held by Buyer have been owned by Buyer for less than six (6) months, the Repurchase Period and the Put Period for such Shares the Shares will not commence on the Termination Date but rather will commence on the first date on which all Shares have been owned by Buyer for six (6) months.

             5. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Buyer as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                  (b) Upon issuance to Buyer in accordance with the terms hereof, the Shares will be duly and validly authorized, issued and outstanding, fully paid and non-assessable (without limiting any rights the Company or its Subsidiary have pursuant to any loan documents).

                  (c) The Shares shall not be subject to dilution upon (i) the conversion, pursuant to the terms of the Articles of Incorporation, of (A) any of the Company's Class D Stock or Class E Stock, each with a par value of $0.01, or (B) any of the Class C Stock, or (ii) the exercise of those certain warrants issued by the Company on November 24, 1997 entitling the holder thereof to purchase shares of the Company's common stock, $0.01 par value.

         6.       Representations and Acknowledgments of Buyer.

                  (a) Buyer hereby represents and warrants to the Company as follows:

                           (i) Buyer is acquiring the Shares for investment for
                  his or her own account and without a view to further distribution of the Shares.

                           (ii) Buyer is an employee of the Company and has been given access to all information that Buyer considers necessary to make an investment decision as to the Shares.

                  (b)      Buyer hereby acknowledges to the Company as follows:

                           (i) The Shares are being acquired by Buyer without registration under the Act pursuant to exemptions from registration thereunder. Buyer cannot transfer the Shares except pursuant to an effective registration statement or an exemption from





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         registration under the Act.

                           (ii) The Shares are nonvoting under the Articles of
                  Incorporation and are otherwise subject to the Articles of Incorporation.

             7. GOVERNING LAW. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

             8. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

             If to IWH to:

                      Investcorp Werner Holdings L.P.
                      P.O. Box 1111, West Wind Building
                      Grand Cayman, Cayman Islands B.W.I.

                      With a copy to:

                      Investcorp Management Services Limited
                      c/o Investcorp Bank E.C.
                      P.O. Box 5430
                      Manama, Bahrain
                      Attention:  H. Richard Lukens, III

             If to the Company to:

                      Werner Holding Co. (PA), Inc.
                      93 Werner Road
                      Greenville, PA  16125
                      Attention:  Eric J. Werner, Esq.
                                      General Counsel

                      With a copy to:

                      Gibson, Dunn & Crutcher LLP
                      200 Park Avenue, 47th Floor
                      New York, NY  10166
                      Attention:  E. Michael Greaney, Esq.

             If to Buyer, to the address set forth on the signature page hereof.

         9. AMENDMENTS AND WAIVERS. This Agreement may be amended, and any provision





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hereof may be waived, only by a writing signed by the party to be charged.

             10. CAPITALIZATIONS, EXCHANGES, ETC. AFFECTING SHARES; ADJUSTMENT OF COST.

                  (a) The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company that may be issued in respect of, in exchange for, or in substitution of, the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale. Nothing herein shall prohibit or restrict the Company from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

                  (b) In the event of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar event as a result of which Buyer holds a lesser or greater number of Shares and/or other securities, the Cost of a Share or other security shall be appropriately adjusted as determined in good faith by the Board of Directors of the Company.

             11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

             12. SEPARABILITY. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

             13. HEADINGS. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

             14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

             15. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

             16. REMEDIES. Consistent with section 18 herein, in the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties




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agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

         17. NOT AN EMPLOYMENT CONTRACT. Nothing in this Agreement or any other instrument executed pursuant hereto shall confer upon Buyer any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of Buyer with or without Cause.

         18. ARBITRATION. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein ("Rules"). There shall be one arbitrator who shall be jointly selected by the parties. If the parties have not jointly agreed upon an arbitrator within twenty days of respondent's receipt of claimant's notice of intention to arbitrate, either party may request the American Arbitration Association to furnish the parties with a list of names from which the parties shall jointly select an arbitrator. If the parties have not agreed upon an arbitrator within ten days of the transmittal date of the list, then each party shall have an additional five days in which to strike any names objected to, number the remaining names in order of preference, and return the list to the American Arbitration Association, which shall then select an arbitrator in accordance with Rule 13 of the Rules. The place of arbitration shall be Pittsburgh, Pennsylvania. By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. secs. 1-16. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear its or his own costs and expenses in any such arbitration and one-half of the arbitrator's fees and expenses provided that the arbitrator may but need not award the prevailing party reasonable fees and expenses.

         19. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.




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         IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.

                                   WERNER HOLDING CO. (PA), INC.




                                   By:_________________________________
                                        Name:
                                        Title:






                                   INVESTCORP WERNER HOLDINGS L.P.




                                   By:_______________________________
                                        Name:
                                        Title:




                                   "BUYER"



                                   ___________________________________

                                   Name:       Dennis Heiner
                                   Address:    130 Thorntree Lane
                                               Winnetka, IL  60093

                                   No. of Shares of Class C
                                   Stock acquired by Buyer:   1,000

                                   Amount paid by Buyer:      $2,421,290.00





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